 EXHIBIT 99.2

WINTERGREEN FUND, INC.
OFFICER'S CERTIFICATE

 I, Kevin Graff, am the duly elected and acting Assistant Vice President of Wintergreen Fund, Inc., (the "Fund") a Maryland corporation; and do hereby certify that the following are true and correct copies of certain resolutions adopted by the Board of Directors of the Fund on October 10, 2017, and that such resolutions have not been rescinded, amended or modified and on the date hereof are in full force and effect:

WHEREAS, Rule 17g-1 under the 1940 Act requires Wintergreen Fund, Inc. (the “Fund”) to maintain a fidelity bond against larceny and embezzlement, covering each officer of the Fund who may have access to the Fund’s securities or funds; and

WHEREAS, the Fund’s management has proposed that the Fund obtain $750,000 of coverage, the amount required by Rule 17g-1 under the 1940 Act based on the Fund’s gross assets as of the end of the most recent fiscal quarter, at a premium of $2,311.00, with an automatic inflationary provision that will increase the limit of liability under the fidelity bond to correspond with an increase in Fund assets to comply with rule 17g-1’s requirements.  The Fund remitted payment of the premium in October 2017.

RESOLVED, that the Board of Directors of the Fund, including a majority of the Directors that are not “interested persons” (as defined in section 2(a)(19) of the 1940 Act) of the Fund, determines that the form of fidelity bond proposed to be issued by St. Paul Fire & Marine Insurance Co. in the principal amount of $750,000, be, and hereby is, reasonable, in the form and amount herein presented after having given consideration to the value of the aggregate assets of the Fund, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the Fund’s portfolio; and be it further

RESOLVED, that the officers of the Fund are, and each hereby is, authorized to execute and deliver such documents and make such filings as may be necessary to effect the fidelity bond coverage contemplated hereby, and to increase such coverage as may be necessary to meet the requirements of the 1940 Act and the rules thereunder; and be it further

RESOLVED, that the officers of the Fund are, and each hereby is, designated as an officer directed to make filings and give notices on behalf of the Fund pursuant to Rule 17g-1 of the 1940 Act.

IN WITNESS WHEREOF, I have hereunto signed my name this 2nd day of November 2017.

                                        /s/ Kevin Graff
                                        Kevin Graff
                                        Assistant Vice President

I, Steven Graff, Vice President of the Fund, hereby do certify that on this 2nd day of November 2017, Kevin Graff is the duly elected Assistant Vice President of the Fund and that signature above is his genuine signature.

                                        /s/ Steven Graff
                                        Steven Graff
                                        Vice President